UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

DIGITALGLOBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 W. 120th Avenue

Westminster, Colorado  80234

(Address of principal executive offices, including zip code)

(303) 684-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 25, 2016, DigitalGlobe, Inc. (“Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2015.  A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed ”filed” for the purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed incorporated by reference into any filing by the Company under the U.S. Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Departure of Named Executive Officer.

On February 25, 2016 (“Effective Date”), the Company entered into a separation agreement (“Separation Agreement”) with David B. Turner, Jr., the Company’s Senior Vice President, Diversified Commercial Sales and Marketing.  Mr. Turner served DigitalGlobe since 2012 in a variety of senior sales roles.  In order to implement certain strategy modifications communicated by the Company on its third quarter 2015 earnings call, the Company has chosen to embed sales with product management within several of its business units, thereby eliminating the need for a Senior Vice President, Diversified Commercial Sales and Marketing reporting to the CEO.  After discussion with management, Mr. Turner has chosen to pursue other career aspirations. Mr. Turner has served the Company well and the management team and board of directors thank him for his many contributions.

The Separation Agreement provides that Mr. Turner will be entitled to a lump sum cash severance payment of $500,230 within 30 days following his last day of employment with the Company on February 29, 2016.  The Company’s obligation to provide these benefits is subject to Mr. Turner executing a general release of claims in favor of the Company and his compliance with certain restrictive covenants in favor of the Company.

(c)Appointment of Principal Accounting Officer.

Effective February 26, 2016, Jose Torres, Senior Vice President and Chief Accounting Officer, was appointed as the Company’s Principal Accounting Officer.

Prior to joining DigitalGlobe in January 2016, Mr. Torres, 41, served in various roles at The ADT Corporation (“ADT”) from February 2012 through December 2015, most recently as Vice President of Accounting, Financial Reporting and MIS.   Prior to joining ADT, Mr. Torres served in various roles at Tyco International from March 2004 through January 2012, including North America Regional Assistant Controller, and Corporate Controller at SimplexGrinnell, Tyco’s North America Fire Business Unit.  Mr. Torres started his career in New York as a public accountant with Arthur Andersen.  Mr. Torres has a BS in Accounting and Business Management from Boston College, an MBA from Florida Atlantic University and is a Certified Public Accountant.

In connection with his appointment, the Company’s Board of Directors approved compensation for Mr. Torres as follows:

Cash Compensation: Mr. Torres will be entitled to an annual base salary of $280,000 and have the opportunity to earn an annual cash bonus at a target rate of 50% of his annualized base salary if target levels of performance (as established by the Compensation Committee of the Board) are achieved for the applicable calendar year.

New Hire Equity Award: Mr. Torres received a one-time award of restricted stock units with a grant date fair value of $375,000 effective upon his start date on January 4, 2016. The restricted stock units will vest in equal installments on each anniversary of the award date over a four year period, provided Mr. Torres remains employed at the Company.

2016 Long-Term Incentive Grant: Effective upon his start date, Mr. Torres received a long-term incentive grant award having a grant date fair value of $250,000 in the form of:

•	25% restricted stock units, which will vest annually in equal increments over a period of four years beginning on the first anniversary of the grant date; and

•	75% performance share units, which will vest following a three year performance period based on performance criteria determined by the Compensation Committee of the Board.

Mr. Torres has entered into a standard indemnification agreement with the Company in the form previously approved by the Board of Directors, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on October 3, 2013 and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Torres and any other person pursuant to which Mr. Torres was appointed as Senior Vice President and Chief Accounting Officer. There are no family relationships between Mr. Torres and any of the Company’s directors and executive officers, and Mr. Torres is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

Exhibit 99.1	DigitalGlobe, Inc.’s earnings press release, dated February 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITALGLOBE, INC.

Date: February 25, 2016	By:	/s/ GARY W. FERRERA
Gary W. Ferrera
Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	DigitalGlobe, Inc.’s earnings press release, dated February 25, 2016.